Exhibit 99.1

NetApp Reports Third Quarter Fiscal Year 2018 Results

Net Revenues of $1.52 Billion Grew 8% Year-over-Year

Third Quarter Fiscal 2018 Highlights

•	Product revenue increased 17% year-over-year
•	All-flash array annualized net revenue run rate of $2.0 billion increased almost 50% year-over-year
•	Expanded Cloud Data Services with introduction of NetApp Cloud Volumes for AWS
•	Free cash flow was 25% of revenue and increased 104% year-over-year

Sunnyvale, Calif.—February 14, 2018—NetApp (NASDAQ: NTAP) today reported financial results for the third quarter fiscal year 2018, ended January 26, 2018.

“NetApp again delivered strong results in the third quarter with accelerating revenue and strong cash generation. It is rewarding to see the results of our improved execution as we transform NetApp to deliver sustained and profitable growth,” said George Kurian, chief executive officer. “We saw a solid demand environment and customer momentum, landing wins and footprint expansions with leading organizations in all geographies. With our Data Fabric Strategy and industry-leading solutions, we are winning new customers and expanding our business opportunity.”

Third Quarter Fiscal 2018 Financial Results

•	Net Revenues: $1.52 billion, increased 8% year-over-year from $1.40 billion in the third quarter of fiscal 2017
•

Net Income: GAAP net loss of $506 million*, compared to GAAP net income of $146 million in the third quarter of fiscal 2017; non-GAAP net income[1] of $273 million, compared to non-GAAP net income of $231 million in the third quarter of fiscal 2017

•

Earnings per Share: GAAP net loss per share[2] of $1.89*, compared to GAAP net income per share[3] of $0.52 in the third quarter of fiscal 2017; non-GAAP net income per share[4] of $0.99, compared to non-GAAP net income per share of $0.82 in the third quarter of fiscal 2017

•	Cash, Cash Equivalents and Investments: $5.6 billion at the end of the third quarter of fiscal 2018
•	Cash from Operations: $420 million, compared to $235 million in the third quarter of fiscal 2017

•	Share Repurchase and Dividend: Returned $203 million to shareholders through share repurchases and a cash dividend

*On December 22, 2017, The 2017 Tax Reform Reconciliation Act was enacted into law. This tax reform legislation contains several key tax provisions that affected the company, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the U.S. corporate income tax rate to 21% effective January 1, 2018, among others. GAAP net loss in the third quarter of fiscal 2018 includes a resulting one-time charge of $856 million.

Fourth Quarter Fiscal 2018 Financial Outlook

The Company provided the following financial guidance for the fourth quarter of fiscal year 2018:

•	Net revenues are expected to be in the range of $1.525 billion to $1.675 billion

	GAAP	Non-GAAP
•Earnings per share is expected to be in the range of:	$0.75–$0.83	$0.95–$1.03

Dividend

•	Next cash dividend of $0.20 per share to be paid on April 25, 2018, to shareholders of record as of the close of business on April 6, 2018

Third Quarter Fiscal 2018 Business Highlights

New NetApp Product Updates and Offerings

•

New NetApp™ AltaVault™ software updates provide customers with faster ingest performance, multifactor authentication, increased security enhancements and Microsoft Azure Archive Blob Storage tier support.

•

NetApp introduces SnapMirror™ for SolidFire™ Element™ OS, which supports disparate system data movement from Element OS systems to ONTAP™ 9.3 systems, allowing companies to remain agile while still protecting their data.

•

NetApp Cloud Volumes for AWS enables both NFSv3 and NFSv4 with fully featured Snapshot™ copies and is available in cloud-only and hybrid cloud deployments, with integration into on-premises systems and seamless data migration and synchronization between on-premises and the cloud.

NetApp Enables Customers to Improve Their Business Performance

•

JFK Medical Center, part of the Hackensack Meridian Health Network, leverages NetApp technology to increase stability and reliability and achieve a higher performance level for its critical infrastructure.

•	Safelight leverages NetApp to transform the delivery of its auto glass services, surpass competitors, and expand its customer base during one of the worst recorded hurricane seasons.

NetApp Strengthens Partnerships

•	NetApp strengthens its 20-year partnership with Fujitsu by introducing the NFLEX™ converged infrastructure, which combines Fujitsu’s server PRIMERGY CX compute platform and NetApp ONTAP.
•

NetApp announces support for VMware Cloud on AWS to allow customers more flexibility when deploying ONTAP Cloud to deliver seamlessly integrated hybrid cloud architectures that extend on-premises vSphere environments to a VMware SDDC running on AWS elastic bare-metal infrastructure.

NetApp Strengthens Board and Leadership Team

•	NetApp strengthens its board of directors with two new members:
-	Deborah Kerr, who brings insights into how customers buy, deploy, manage, and use IT to NetApp; and
-

Scott Schenkel, CFO of eBay, who brings current C-level experience to NetApp’s board, with his understanding of the technology landscape and market forces, capital structure, and modern financial reporting

•	NetApp appoints Brad Anderson as SVP and GM of the NetApp Cloud Infrastructure business unit to help customers build out their next-generation data centers.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:30 p.m. Pacific Time today.

About NetApp

NetApp is the data authority for hybrid cloud. We provide a full range of hybrid cloud data services that simplify management of applications and data across cloud and on-premises environments to accelerate digital transformation. Together with our partners, we empower global organizations to unleash the full potential of their data to expand customer touchpoints, foster greater innovation and optimize their operations. For more information, visit www.netapp.com. #DataDriven

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Fourth Quarter Fiscal 2018 Financial Outlook section, statements about our ability to deliver sustained and profitable growth as well as statements about winning new customers and expanding our business opportunity. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our Data Fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted reports on Form 10-Q and 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Footnotes

1Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale of properties, and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

2GAAP net loss per share is calculated using the basic number of shares and excludes common stock equivalents because the impact would be anti-dilutive.

3GAAP net income per share is calculated using the diluted number of shares.

4Non-GAAP net income per share is calculated using the diluted number of shares for all periods.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale of properties. These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 26, 2018	April 28, 2017

ASSETS

Current assets:
Cash, cash equivalents and investments	$5,619	$4,921
Accounts receivable	754	731
Inventories	98	163
Other current assets	295	383
Total current assets	6,766	6,198

Property and equipment, net	741	799
Goodwill and purchased intangible assets, net	1,845	1,815
Other non-current assets	435	681
Total assets	$9,787	$9,493

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$458	$347
Accrued expenses	739	782
Commercial paper notes	632	500
Current portion of long-term debt	—	749
Short-term deferred revenue and financed unearned services revenue	1,719	1,744
Total current liabilities	3,548	4,122
Long-term debt	1,540	744
Other long-term liabilities	973	249
Long-term deferred revenue and financed unearned services revenue	1,550	1,598
Total liabilities	7,611	6,713

Stockholders' equity	2,176	2,780
Total liabilities and stockholders' equity	$9,787	$9,493

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 26, 2018	January 27, 2017	January 26, 2018	January 27, 2017

Revenues:
Product	$920	$784	$2,450	$2,154
Software maintenance	237	240	711	723
Hardware maintenance and other services	366	380	1,109	1,161
Net revenues	1,523	1,404	4,270	4,038

Cost of revenues:
Cost of product	468	435	1,238	1,170
Cost of software maintenance	6	7	19	22
Cost of hardware maintenance and other services	108	111	336	369
Total cost of revenues	582	553	1,593	1,561
Gross profit	941	851	2,677	2,477

Operating expenses:
Sales and marketing	423	381	1,268	1,228
Research and development	193	181	580	588
General and administrative	72	64	209	201
Restructuring charges	—	52	—	52
Gain on sale of properties	(218)	(10)	(218)	(10)
Total operating expenses	470	668	1,839	2,059

Income from operations	471	183	838	418

Other income (expense), net	14	—	25	(1)

Income before income taxes	485	183	863	417

Provision for income taxes	991	37	1,058	98

Net income (loss)	$(506)	$146	$(195)	$319

Net income (loss) per share:
Basic	$(1.89)	$0.53	$(0.72)	$1.15

Diluted	$(1.89)	$0.52	$(0.72)	$1.13

Shares used in net income (loss) per share calculations:
Basic	268	274	269	277

Diluted	268	281	269	282

Cash dividends declared per share	$0.20	$0.19	$0.60	$0.57

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 26, 2018	January 27, 2017	January 26, 2018	January 27, 2017
Cash flows from operating activities:
Net income (loss)	$(506)	$146	$(195)	$319
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	48	56	150	173
Stock-based compensation	38	46	125	149
Deferred income taxes	214	45	258	73
Gain on sale of properties	(218)	(10)	(218)	(10)
Other items, net	(3)	7	(8)	(8)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(157)	(56)	(8)	208
Inventories	10	(28)	65	(27)
Accounts payable	81	26	115	13
Accrued expenses	126	17	58	(121)
Deferred revenue and financed unearned services revenue	81	31	(102)	(148)
Long-term taxes payable	721	(9)	723	(16)
Changes in other operating assets and liabilities, net	(15)	(36)	21	16
Net cash provided by operating activities	420	235	984	621
Cash flows from investing activities:
Redemptions (purchases) of investments, net	(226)	(188)	(178)	2
Purchases of property and equipment	(32)	(45)	(97)	(137)
Proceeds from sale of properties	210	—	210	—
Acquisitions of businesses, net of cash acquired	—	—	(75)	—
Other investing activities, net	(6)	3	(1)	2
Net cash used in investing activities	(54)	(230)	(141)	(133)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	100	51	157	112
Payments for taxes related to net share settlement of stock awards	(7)	(6)	(67)	(42)
Repurchase of common stock	(150)	(284)	(450)	(576)
Proceeds from (repayments of) commercial paper notes, net	(86)	392	132	392
Issuance of long-term debt, net	—	—	795	—
Repayment of short-term loan	—	—	—	(850)
Repayment of long-term debt	(750)	—	(750)	—
Dividends paid	(53)	(52)	(161)	(157)
Other financing activities, net	(5)	(4)	(6)	(7)
Net cash provided by (used in) financing activities	(951)	97	(350)	(1,128)

Effect of exchange rate changes on cash and cash equivalents	24	(2)	37	(15)

Net increase (decrease) in cash and cash equivalents	(561)	100	530	(655)
Cash and cash equivalents:
Beginning of period	3,535	2,113	2,444	2,868
End of period	$2,974	$2,213	$2,974	$2,213

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q3 FY'18	Q2 FY'18	Q3 FY'17

Revenues
Product	$920	$807	$784
Strategic	$647	$557	$512
Mature	$273	$250	$272
Software Maintenance	$237	$240	$240
Hardware Maintenance and Other Services	$366	$375	$380
Hardware Maintenance Support Contracts	$299	$306	$313
Professional and Other Services	$67	$69	$67
Net Revenues	$1,523	$1,422	$1,404

Geographic Mix
	% of Q3 FY'18 Revenue	% of Q2 FY'18 Revenue	% of Q3 FY'17 Revenue
Americas	54%	56%	55%
Americas Commercial	44%	40%	44%
U.S. Public Sector	10%	16%	10%
EMEA	32%	30%	33%
Asia Pacific	14%	14%	13%

Pathways Mix
	% of Q3 FY'18 Revenue	% of Q2 FY'18 Revenue	% of Q3 FY'17 Revenue
Direct	22%	22%	21%
Indirect	78%	78%	79%

Non-GAAP Gross Margins
	Q3 FY'18	Q2 FY'18	Q3 FY'17
Non-GAAP Gross Margin	62.6%	64.3%	61.5%
Product	50.2%	51.8%	45.7%
Software Maintenance	97.5%	97.5%	97.1%
Hardware Maintenance and Other Services	71.3%	69.9%	71.6%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q3 FY'18	Q2 FY'18	Q3 FY'17
Non-GAAP Income from Operations	$310	$272	$284
% of Net Revenues	20.4%	19.1%	20.2%
Non-GAAP Income before Income Taxes	$324	$278	$284
Non-GAAP Effective Tax Rate	15.7%	19.4%	18.6%

Non-GAAP Net Income
	Q3 FY'18	Q2 FY'18	Q3 FY'17
Non-GAAP Net Income	$273	$223	$231
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	276	275	281
Non-GAAP Income per Share, Diluted	$0.99	$0.81	$0.82

Select Balance Sheet Items
	Q3 FY'18	Q2 FY'18	Q3 FY'17
Deferred Revenue and Financed Unearned Services Revenue	$3,269	$3,167	$3,234
DSO (days)	45	37	39
DIO (days)	15	19	21
DPO (days)	72	66	42
CCC (days)	(11)	(10)	17
Inventory Turns	24	19	18

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q3 FY'18	Q2 FY'18	Q3 FY'17
Net Cash Provided by Operating Activities	$420	$314	$235
Purchases of Property and Equipment	$32	$29	$45
Free Cash Flow	$388	$285	$190
Free Cash Flow as a % of Net Revenues	25.5%	20.0%	13.5%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY18	Q2'FY18	Q3'FY17

NET INCOME (LOSS)	$(506)	$175	$146
Adjustments:
Amortization of intangible assets	14	14	13
Stock-based compensation	38	39	46
Litigation settlements	5	—	—
Restructuring charges	—	—	52
Gain on sale of properties	(218)	—	(10)
Income tax effect of non-GAAP adjustments	84	(5)	(16)
Tax reform	856	—	—
NON-GAAP NET INCOME	$273	$223	$231

COST OF REVENUES	$582	$520	$553
Adjustments:
Amortization of intangible assets	(10)	(9)	(8)
Stock-based compensation	(3)	(3)	(4)
NON-GAAP COST OF REVENUES	$569	$508	$541

COST OF PRODUCT REVENUES	$468	$399	$435
Adjustments:
Amortization of intangible assets	(10)	(9)	(8)
Stock-based compensation	—	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$458	$389	$426

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$108	$115	$111
Adjustment:
Stock-based compensation	(3)	(2)	(3)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$105	$113	$108

GROSS PROFIT	$941	$902	$851
Adjustments:
Amortization of intangible assets	10	9	8
Stock-based compensation	3	3	4
NON-GAAP GROSS PROFIT	$954	$914	$863

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY18	Q2'FY18	Q3'FY17

SALES AND MARKETING EXPENSES	$423	$420	$381
Adjustments:
Amortization of intangible assets	(4)	(5)	(5)
Stock-based compensation	(16)	(16)	(20)
NON-GAAP SALES AND MARKETING EXPENSES	$403	$399	$356

RESEARCH AND DEVELOPMENT EXPENSES	$193	$194	$181
Adjustment:
Stock-based compensation	(11)	(12)	(14)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$182	$182	$167

GENERAL AND ADMINISTRATIVE EXPENSES	$72	$69	$64
Adjustments:
Stock-based compensation	(8)	(8)	(8)
Litigation settlements	(5)	-	-
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$59	$61	$56

RESTRUCTURING CHARGES	$—	$—	$52
Adjustment:
Restructuring charges	—	—	(52)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

GAIN ON SALE OF PROPERTIES	$(218)	$—	$(10)
Adjustment:
Gain on sale of properties	218	—	10
NON-GAAP GAIN ON SALE OF PROPERTIES	$—	$—	$—

OPERATING EXPENSES	$470	$683	$668
Adjustments:
Amortization of intangible assets	(4)	(5)	(5)
Stock-based compensation	(35)	(36)	(42)
Litigation settlements	(5)	—	—
Restructuring charges	—	—	(52)
Gain on sale of properties	218	—	10
NON-GAAP OPERATING EXPENSES	$644	$642	$579

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY18	Q2'FY18	Q3'FY17

INCOME FROM OPERATIONS	$471	$219	$183
Adjustments:
Amortization of intangible assets	14	14	13
Stock-based compensation	38	39	46
Litigation settlements	5	—	—
Restructuring charges	—	—	52
Gain on sale of properties	(218)	—	(10)
NON-GAAP INCOME FROM OPERATIONS	$310	$272	$284

INCOME BEFORE INCOME TAXES	$485	$225	$183
Adjustments:
Amortization of intangible assets	14	14	13
Stock-based compensation	38	39	46
Litigation settlements	5	—	—
Restructuring charges	—	—	52
Gain on sale of properties	(218)	—	(10)
NON-GAAP INCOME BEFORE INCOME TAXES	$324	$278	$284

PROVISION FOR INCOME TAXES	$991	$50	$37
Adjustments:
Income tax effect of non-GAAP adjustments	(84)	5	16
Tax reform	(856)	—	—
NON-GAAP PROVISION FOR INCOME TAXES	$51	$55	$53

NET INCOME (LOSS) PER SHARE	$(1.89)	$0.64	$0.52
Adjustments:
Amortization of intangible assets	0.05	0.05	0.05
Stock-based compensation	0.14	0.14	0.16
Litigation settlements	0.02	—	—
Restructuring charges	—	—	0.19
Gain on sale of properties	(0.81)	—	(0.04)
Income tax effect of non-GAAP adjustments	0.31	(0.02)	(0.06)
Tax reform	3.19	—	—
NON-GAAP NET INCOME PER SHARE	$0.99	$0.81	$0.82

In Q3'FY18, our GAAP net loss per share was calculated using basic shares of 268 million, as the impact of common stock equivalents would have been anti-dilutive. Additionally, each adjustment presented in the reconciliation was computed using basic shares. However, because we reported net income on a non-GAAP basis, non-GAAP net income per share was computed using diluted shares of 276 million. As a result of the difference in the number of shares, the summation of GAAP net loss per share and the adjustments does not equal non-GAAP net income per share.

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q3'FY18	Q2'FY18	Q3'FY17

Gross margin-GAAP	61.8%	63.4%	60.6%
Cost of revenues adjustments	0.9%	0.8%	0.9%
Gross margin-Non-GAAP	62.6%	64.3%	61.5%

GAAP cost of revenues	$582	$520	$553
Cost of revenues adjustments:
Amortization of intangible assets	(10)	(9)	(8)
Stock-based compensation	(3)	(3)	(4)
Non-GAAP cost of revenues	$569	$508	$541

Net revenues	$1,523	$1,422	$1,404

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q3'FY18	Q2'FY18	Q3'FY17

Product gross margin-GAAP	49.1%	50.6%	44.5%
Cost of product revenues adjustments	1.1%	1.2%	1.1%
Product gross margin-Non-GAAP	50.2%	51.8%	45.7%

GAAP cost of product revenues	$468	$399	$435
Cost of product revenues adjustments:
Amortization of intangible assets	(10)	(9)	(8)
Stock-based compensation	—	(1)	(1)
Non-GAAP cost of product revenues	$458	$389	$426

Product revenues	$920	$807	$784

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q3'FY18	Q2'FY18	Q3'FY17

Hardware maintenance and other services gross margin-GAAP	70.5%	69.3%	70.8%
Cost of hardware maintenance and other services revenues adjustment	0.8%	0.5%	0.8%
Hardware maintenance and other services gross margin-Non-GAAP	71.3%	69.9%	71.6%

GAAP cost of hardware maintenance and other services revenues	$108	$115	$111
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(3)	(2)	(3)
Non-GAAP cost of hardware maintenance and other services revenues	$105	$113	$108

Hardware maintenance and other services revenues	$366	$375	$380

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q3'FY18	Q2'FY18	Q3'FY17

GAAP effective tax rate	204.3%	22.2%	20.2%
Adjustments:
Tax effect of non-GAAP adjustments	(12.1)%	(2.8)%	(1.6)%
Tax reform	(176.5)%	—%	—%
Non-GAAP effective tax rate	15.7%	19.4%	18.6%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q3'FY18	Q2'FY18	Q3'FY17
Net cash provided by operating activities	$420	$314	$235
Purchases of property and equipment	(32)	(29)	(45)
Free cash flow	$388	$285	$190

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER FISCAL 2018

Fourth Quarter
Fiscal 2018

Non-GAAP Guidance - Net Income Per Share	$0.95 - $1.03

Adjustments of Specific Items to Net Income
Per Share for the Fourth Quarter Fiscal 2018:
Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.13)
Income tax effect of non-GAAP adjustments	(0.02)
Total Adjustments	(0.20)

GAAP Guidance - Net Income Per Share	$0.75 - 0.83

Press Contact:

Madge Miller

NetApp

1 408 419 5263

madge.miller@netapp.com

Investor Contact:

Kris Newton

NetApp

1 408 822 3312

kris.newton@netapp.com